[Morgan, Lewis & Bockius Letterhead]

                                   May 1, 2002

American International Life Assurance Company of
New York
80 Pine Street
New York, NY 10005

Ladies and Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional Information contained in Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-63730) filed by American International Life Assurance Company of New York and Variable Account A with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940 on or about May 1, 2002.

Very truly yours,


/s/ Morgan, Lewis & Bockius
Morgan, Lewis & Bockius LLP